EX-4.1
                            FORM OF SUBSCRIPTION AGREEMENT

                                SUBSCRIPTION AGREEMENT

Platforms Wireless International Corporation
227 Broadway, Suite 200
Santa Monica, CA 90401

Gentlemen:

1. Subscription

     The undersigned hereby applies to become a subscriber to Units of Platforms Wireless International Corporation (the Company") pursuant to the Confidential Private Placement Memorandum dated July 30, 2001 (the "Memorandum") and to purchase the number of Units indicated below in accordance with the terms of this agreement and the Memorandum

     If this agreement is being completed on behalf of a corporation, trust or estate, it should be completed and executed by an authorized corporate officer, trustee or executor, respectively.

2. Representations and Warranties

     The undersigned represents and warrants to the Company, as follows:

     a. The undersigned has received the Memorandum, has carefully reviewed it and has relied solely upon the information contained therein, except as otherwise attached hereto in writing.

     The undersigned understands that all documents required to be made available to the undersigned pursuant to Rule 502(b)(2) of the rules promulgated under the Securities Act of 1933, as amended, (the "Securities Act"), and all records and books pertaining to this investment have been made available for inspection by its investment advisor, attorney and/or accountant, and it, and that the books and records of the Company will be made available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business. The undersigned and/or its investment advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the offering of Units, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations have been made or oral information furnished to the undersigned or its advisors in connection with the offering of the Units or common stock of the Company which were in any way inconsistent with the Memorandum. The undersigned confirms that it has received no other offering material except that described in paragraph 2(a) hereof.

     The undersigned recognizes that the Company is responsible for and provided the information in the Memorandum.

     b. The undersigned has the net worth and income indicated in the accompanying Questionnaire and is an Accredited Investor as is indicated on the accompanying Questionnaire.

     c. If the undersigned is an individual, he or she is a citizen of the United States of America, at least 21 years of age and a bona fide resident and domiciliary of the state indicated on the signature page of this Agreement and has no present intention of becoming a resident of any other state or jurisdiction.

     If the undersigned is a partnership, corporation, trust or other entity, it is organized under the laws of the United States of America or one of the states thereof and it is authorized and otherwise duly qualified to execute this agreement. Further, if the undersigned is a partnership, trust or other non-Corporate entity, all of its members or beneficiaries are citizens of the United States of America.

     d. All information which the undersigned has provided to the Company concerning itself, its financial position and its knowledge of financial and business matters, or, in the case of a corporation, partnership or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth on the signature page hereof, and if there should be any material change in such information prior to its Subscription being accepted, it will immediately provide the Company with such information.

     e. The undersigned understands that the Units have not been registered under the Securities Act in reliance upon an exemption therefrom for non-public offerings and further understands that the Units have not been approved or disapproved by the United States Securities and Exchange Commission, or any other Federal Agency or has commission or agency of any state passed on the accuracy or adequacy of the Memorandum.

     The undersigned understand that the Units must be held until such time as there has been a conversion of Units into Common Shares and the Common Shares have been registered for removal of any applicable restrictions or an exemption from such registration is available. The undersigned further understands that the Company is under no obligation to register the Units on its behalf or to assist it in complying with an exemption from registration.

     f. The undersigned, unless a corporation, partnership or trust, is acquiring its Units solely for its own account, for investment purposes only and not with a view to the sale or other distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Units.

     g. The undersigned, if a corporation, partnership or trust, is authorized and otherwise duly qualified to purchase and hold Units, has its principal place of business as set forth on the signature page hereof and has not been formed for the specific purpose of acquiring Units unless all of its equity owners qualify as accredited individual investors under the standards set forth in the accompanying Purchaser Questionnaire. Beneficiaries of a trust will not be considered equity owners of such entity.

     h.  The undersigned recognizes the following:

     The Units are speculative investments and involve a high degree of risk of loss. Changes to the Federal Income tax laws could radically affect the tax result of investment in the Units.

3. Indemnity

     The undersigned acknowledges that it understands the meaning and the legal consequences of the representations and warranties contained in this Agreement, and it hereby agrees to indemnify and hold harmless the Company, each other Investor, and their respective officers, directors, controlling persons, agents and employees, if any, from and against any and all loss, damage, costs and expenses, including reasonable attorney's fees, or liability which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this agreement, or by reason of any breach of any representation or warranty of the undersigned whether contained in the Memorandum.

     The undersigned acknowledge that it has read and understood the Memorandum and relied only on its statements and no others. Further, it agrees to only those terms described in the Subscription
Agreement. As used herein, "it" refers to any entity, whether male, female, corporate or otherwise.

     Also, it indemnifies the Company, its agents, and representatives of the selling group and hold them harmless from and against any and all loss, damage, liability or expense, including reasonable attorney's fees, which they or any of them may sustain or incur by reason of, or in connection with any misrepresentation or breach of warranty or agreement under this Subscription Agreement, or in connection with, the sale or distribution by the undersigned of the Units and Common Stock purchased by the undersigned pursuant hereto in violation of the Securities Act of 1933 or any other applicable law.

4. Rescission

     If for any reason, an individual investor chooses to have its contribution returned, it may do so by informing the Company, in writing, within five (5) days of the date of the acceptance by the Company of such investor's subscription application. Requests not received within such five (5) days will not be honored under any circumstances.

5. Special Federal and State Securities Laws Notice

     The undersigned understands and acknowledges that:

     THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND WILL BE ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THE UNITS OR COMMON STOCK UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.

6. Arbitration

ARBITRATION IS FINAL AND BINDING ON THE PARTIES. THE PARTIES ARE WAIVING THEIR RIGHT(S) TO SEEK REMEDIES IN COURT INCLUDING RIGHT TO A JURY TRIAL. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING. ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF AN ARBITRATION RULING IS STRICTLY LIMITED

The undersigned understands that all controversies which may arise between the Company and itself concerning any transactions or construction, performance or breach of this or any other agreement between the Company and the undersigned pertaining to the Units or the underlying securities shall be determined by arbitration. Any arbitration shall be conducted pursuant to the laws of the State of California in Los Angeles, California at Jams Endispute. An arbitrator will be selected in accordance with the procedures then in place by Jams Endispute. The award of the arbitrator is final, and judgment upon the award may be entered by any court, state or federal, having jurisdiction. No persons shall bring a punitive or certified class action to arbitration

7. Relationship to the Company

     Please check the alternative regarding the relationship of the undersigned to Platforms .

     [ ] I am not an affiliate of Platforms or,

     [ ] I am an affiliate of Platforms.

Please state affiliations:

8. Subscription/Number of Units subscribed for:

     The undersigned hereby subscribes for the number of Units indicated below (Minimum Subscription is Four Thousand (4,000)
Units): - Units at $5.00 per Unit for an aggregate purchase price of $20,000.

_______________ Units at a purchase price of $5.00 per Unit, in the amount of ________________________Dollars ($_______________) against payment in cash of such amount. Purchaser hereby delivers this Subscription Agreement and concurrently herewith tenders payment in such amount to the Company.

PLEASE MAKE CHECKS PAYABLE TO:

Platforms Wireless International Corporation
227 Broadway, Suite 200
Santa Monica, California 90401

9. Form of Ownership

Please check the desired title for ownership for the Units:

[ ] Individual (one signature required)

[ ] Joint Tenants, with Right of Survivorship (Both parties must sign)

[ ] Tenants in Common (Both parties must sign)

[ ] Community Property (Managing spouse may sign if Units will be held in one name, otherwise both must sign.)

[ ] Limited Liability Company (Please include evidence of authorization to purchase in the form of resolutions or Articles of Organization and Operating Agreement)

[ ] Corporation (Please include evidence of authorization to purchase in form of resolutions or Articles of Incorporation and Bylaws)

[ ] Trust (Please list the date the trust was established, the name of the trustor or administrator and include copy of the instrument creating the Trust)

Please print here the exact name (registration) Purchaser desires for securities

Social Security or Federal Tax ID No. _________________________

                                SIGNATURE PAGE

                           FOR INDIVIDUAL PURCHASERS

Purchaser #1 information

_____________________________________________
PRINT OR TYPE NAME

_____________________________________________
SOCIAL SECURITY NUMBER

_____________________________________________
Residence Address:

_____________________________________________
Mailing Address (if different)

_____________________________________________
Phone: Home:          Business:

Fax:_____________________

Date:____________________

____________________________________________
Signature:

Executed At:

____________________________________________
City/State

                           FOR CORPORATE PURCHASERS

(Please include evidence of authorization to purchase in form of resolutions or Articles of Incorporation and Bylaws)


PRINT OR TYPE NAME OF CORPORATION

By: __________________________________________
          (Signature of authorized agent)

_____________________________________________
Name of Authorized Agent and Title

_____________________________________________
Taxpayer Identification Number

Address and Telephone and Telecopier Numbers of Principal Corporate Offices:

_____________________________________________

_____________________________________________


Mailing Address and Telephone and Fax Numbers, if different:


_____________________________________________

_____________________________________________


Date:__________________________


Executed At:

_____________________________________________
City/State

                           FOR PARTNERSHIP PURCHASERS

(Please include copy of Partnership Agreement)


_____________________________________________
PRINT OR TYPE NAME OF PARTNERSHIP


By: __________________________________________
      (Signature of General Partner)


By: __________________________________________
Name of General Partner (please print or type)


By: __________________________________________
     Signature of additional General Partner
      (if required by Partnership Agreement)


By: __________________________________________
   Name of General Partner (please print or type)


_____________________________________________
Taxpayer Identification Number


Principal Business Address and Telephone and Fax Numbers :

_____________________________________________


_____________________________________________


Mailing Address and Telephone and Fax Numbers, if different:


______________________________________________

______________________________________________


Date:__________________________


Executed At:

_____________________________________________
City/State

                               FOR TRUST PURCHASERS

(Please include copy of instrument creating Trust)




_____________________________________________
PRINT OR TYPE NAME OF TRUST


_____________________________________________
Print or Type Name of Trustee


_____________________________________________
Date Trust was formed

By:__________________________________________
Trustee's Signature


_____________________________________________
Taxpayer Identification Number


Trustee's Address and Telephone and Fax Numbers :


______________________________________________


_____________________________________________

Date:__________________________


Executed At:

_____________________________________________
City/State

                                    ACCEPTANCE

The foregoing Subscription Agreement for __________________ Units is accepted subject to the conditions contained in this Private
Placement Memorandum thereof, this ______ day of ____________________, 200___.

By: _______________________________________
Platforms Wireless International Corporation